UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 2, 2013

ChinAmerica Andy Movie Entertainment Media Co.
(Exact name of small business issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-54769	65-1170540
(Commission File Number)	(IRS Employer Identification No.)

6371 Business Blvd., Suite 200 Sarasota, Florida  34240

(Address of principal executive offices and zip code)

(941) 224-6975

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENT

Item 8.01.  Other Event

On December 2, 2013, ChinAmerica Andy Movie Entertainment Media Co. (OTCBB: CAME) announced that it has entered into an agreement to consult on the production of a documentary to be produced in the People’s Republic of China. ChinAmerica has agreed to consult with Zhongmei Yingshi; the President of ChinAmerica, Mr. Andy Fan will be providing his services on the project.

ChinAmerica Andy Movie Entertainment Media Co., a US corporation, is seeking to increase its development, production and distribution of featured films, documentaries and animated films within the movie, entertainment and media field in the People’s Republic of China

Commenting on the agreement, Andy Fan, Chairman and Chief Executive Officer of ChinAmerica said, “The Board is thrilled to have entered into this agreement and believes that this will bring more opportunities for the Company in the future.”

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

Exhibit No.	Description
99	Press Release

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINAMERICA ANDY MOVIE ENTERTAINMENT MEDIA CO.
Dated: December 4, 2013	By:	/s/ ANDY Z FAN
Name: Andy Z. Fan Title: President, Director and Chairman of the Board